As filed with the Securities and Exchange Commission on May 26, 2010

Registration No. 333-138859

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SkillSoft Public Limited Company

(Exact Name of Registrant as Specified in Its Charter)

Republic of Ireland	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

107 Northeastern Boulevard Nashua, New Hampshire	03062
(Address of Principal Executive Offices)	(Zip Code)

2002 SHARE OPTION PLAN

(Full Title of the Plan)

Charles E. Moran

President and Chief Executive Officer

SkillSoft Public Limited Company

107 Northeastern Boulevard

Nashua, New Hampshire 03062

(Name and Address of Agent For Service)

(603) 324-3000

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Patrick J. Rondeau, Esq.

WilmerHale

60 State Street

Boston, MA 02109

Explanatory Note:

SkillSoft Public Limited Company (the “Company”) is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8, File No. 333-99093, as amended by Form S-8, File No. 333-133292 and Form S-8, File No. 333-138859 (collectively, the “Registration Statement”) to deregister 1,901,076 ordinary shares of the Company that were registered on the Registration Statement and reserved for issuance under the Company’s 2002 Share Option Plan and that remain unsold under the Registration Statement.

SIGNATURE

Pursuant to Rule 478 under the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashua, State of New Hampshire on May 26, 2010.

SKILLSOFT PUBLIC LIMITED COMPANY

/S/ CHARLES E. MORAN
Charles E. Moran
President and Chief Executive Officer